Exhibit 99.1

            Blue Coat Reports Fiscal First Quarter Financial Results

    SUNNYVALE, Calif., Aug. 19 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced financial results for its fiscal first quarter ended July 31, 2004. Blue Coat posted first quarter revenue of $21.1 million, an increase of 70% compared to revenue of $12.4 million for the same quarter last year, and equal to revenue of $21.1 million in the prior quarter.
    On a GAAP basis, the Company reported net income of $1.7 million, or $0.13 per diluted share, compared to a net loss of $1.1 million, or $0.12 per share in the same quarter last year, and net income of $1.4 million, or $0.11 per diluted share in the prior quarter.
    On a non-GAAP basis, which excludes the amortization of intangible assets, restructuring expenses, and stock compensation expense, the Company reported net income of $2.2 million, or $0.17 per diluted share, compared to a non-GAAP net loss of $0.8 million, or $0.09 per share in the same quarter last year, and non-GAAP net income of $2.6 million, or $0.20 per diluted share in the prior quarter.
    "We are excited to have signed on a record number of new Blue Coat customers in the quarter -- more than double the number of new customers last quarter -- and will continue to make the necessary investments in our business to build on this success, specifically in marketing programs and the hiring of additional sales teams. We would anticipate that we will begin to see the benefits of these investments in two quarters," said Brian NeSmith, president and CEO of Blue Coat. "While our first quarter revenue was impacted by weak results in the federal sector and a lengthening of the decision-making process in larger opportunities, we were pleased with the continued growth in our pipeline and more than doubling the number of new customers."
    The Company ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $42.8 million, an increase of over $1.3 million from the prior quarter.

    Operating Highlights
    -- New Customers -- Blue Coat signed on a record 150 new customers in the quarter -- more than double the number of new customers signed on last quarter. The company also experienced strong growth in its Europe and Middle East business. New customers include Advanced Auto Parts, Bank of New York, BT Global Services, Cummins Allison, HSBC Bank, Nexum, Progressive Insurance, Schwab, Shure, and United Cable Company.
    -- New Product -- During the quarter, Blue Coat introduced the ProxyAV(TM) appliance, a high-performance Web anti-virus appliance that delivers up to
249 Mbps throughput and 4 millisecond average latency for "real-time" Web
traffic virus scanning.   The ProxyAV works in concert with Blue Coat's
ProxySG(TM) platform, which quickly and intelligently processes and scans Web objects for viruses. Customers are given the flexibility to choose among industry-leading anti-virus engines from McAfee, Panda, and Sophos.
    -- Acquisition -- Blue Coat also signed a definitive agreement to acquire Cerberian(R), Inc., a provider of URL filtering software. The acquisition, the closing of which is subject to customary conditions, will result in the integration of Cerberian's URL filtering and categorization technology onto the Blue Coat ProxySG(TM) appliance, which when combined with Blue Coat's content filtering and protocol control capabilities, will provide customers with comprehensive Web control.
    -- Favorable Review of NOL Carryforwards -- Additionally, Blue Coat completed a favorable review of the potential limitations on its ability to utilize federal income tax net operating loss (NOL) carryforwards imposed by Internal Revenue Code section 382. As a result of the review, the company believes it will not face any significant limitation on the utilization of approximately $250 million in federal NOL carryforwards because of the application of Internal Revenue Code section 382.

    Financial Outlook
    For the second quarter of fiscal 2005 ending October 31, 2004, the company intends to significantly increase spending to leverage the growing market opportunity for proxy appliances. The company anticipates revenue of between $21.0 and $21.5 million, with non-GAAP net income of $1.0 to $1.4 million or diluted non-GAAP earnings per share of $0.08 to $0.11 excluding the impact of the pending acquisition of Cerberian. Non-GAAP diluted earnings per share excludes approximately $152,000 in amortization of intangible assets and approximately $358,000 in stock compensation expense. Giving effect to these exclusions, diluted GAAP earnings per share are expected to be approximately $0.04 to $0.07 per share, excluding the impact of the pending acquisition of Cerberian.
    Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report results of its business. Blue Coat believes that these measures best allow its management and investors to understand its activities and potential activities with customers. The company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry, most of which present the same non-GAAP financial measures to investors.

    Conference Call & Webcast
    The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results. Participants should call 800-450-0785 (toll-free) or 612-332-0637 (toll call) with the passcode: 741759. A replay of the call will be available starting August 19 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 with the passcode: 741759.
An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems
    Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat wire-speed proxy appliances provide visibility and control of Web communications to address today's new business risks -- such as inappropriate Web surfing, viruses brought in via back door channels such as instant messaging and Web-based email, and network resource abuse due to peer-to-peer (P2P) file sharing and video streaming. Trusted by many of the world's most influential organizations, Blue Coat has shipped more than 18,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' future operating results, ability to utilize its federal NOL, long-term business prospects, the benefits to be gained by Blue Coat Systems and its customers through the acquisition of Cerberian, Inc., and expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-K for the fiscal year ended April 30, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.


                           BLUE COAT SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                  July 31,          April 30,
                                                   2004                2004
                                                (Unaudited)
    ASSETS
    Current assets:
       Cash and cash equivalents                  $40,770            $39,424
       Short-term investments                          80                 80
       Accounts receivable, net                     9,968             10,441
       Inventories                                  1,363              1,595
       Prepaid expenses and other
        current assets                              2,523              1,829
    Total current assets                           54,704             53,369

    Property and equipment, net                     2,717              2,490
    Restricted investments                          1,991              1,991
    Goodwill                                        7,470              7,456
    Identifiable intangible assets, net             1,697              1,849
    Other assets                                      915                881
    Total assets                                  $69,494            $68,036

    LIABILITIES AND STOCKHOLDERS'
     EQUITY
    Current liabilities:
       Accounts payable                            $3,069             $2,890
       Accrued payroll and related
        benefits                                    2,728              2,564
       Deferred revenue                            10,651             10,514
       Accrued acquisition costs                    3,126              4,991
       Accrued restructuring reserve                3,085              3,100
       Other accrued liabilities                    2,311              2,573
    Total current liabilities                      24,970             26,632

    Accrued restructuring, less current
     portion                                        2,788              3,504
    Deferred revenue, less current
     portion                                        1,934              1,785
    Total liabilities                              29,692             31,921

    Commitments

    Stockholders' equity:
       Common stock                                     1                  1
       Additional paid-in capital                 904,791            903,141
       Treasury stock                                (903)              (903)
       Deferred stock compensation                   (363)              (727)
       Accumulated deficit                       (863,719)          (865,399)
       Accumulated other comprehensive
        income (loss)                                  (5)                 2
    Total stockholders' equity                     39,802             36,115
    Total liabilities and stockholders'
     equity                                       $69,494            $68,036



                             BLUE COAT SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                       Three Months Ended
                                                            July 31,
                                                     2004               2003

    Net sales:
      Products                                     $17,140             $9,205
      Services                                       3,984              3,205
    Total net sales                                 21,124             12,410
    Cost of goods sold:
      Products                                       5,703              3,196
      Services                                       1,216                946
    Total cost of goods sold                         6,919              4,142

    Gross profit                                    14,205              8,268

    Operating expenses:
       Research and development                      3,571              2,313
       Sales and marketing                           6,796              5,714
       General and administrative                    1,684              1,023
       Amortization of intangible assets               152                 --
       Stock compensation                              364                285
    Total operating expenses                        12,567              9,335

    Operating income (loss)                          1,638             (1,067)
    Interest income                                    108                 85
    Other income (expense)                               4                (29)
    Net income (loss) before income taxes            1,750             (1,011)
    Provision for income taxes                         (70)               (45)
    Net income (loss)                               $1,680            $(1,056)


    Basic net income (loss) per common
     share                                           $0.15             $(0.12)
    Diluted net income (loss) per common
     share                                           $0.13             $(0.12)

    Shares used in computing basic net
     income (loss)
       per common share                             11,065              8,918

    Shares used in computing diluted net
     loss per
        common share                                12,846              8,918




                             BLUE COAT SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)
                                   (Unaudited)

                                                        Three Months Ended
                                                             July 31,
                                                      2004              2003
    Operating Activities
    Net income (loss)                               $1,680           $(1,056)
    Adjustments to reconcile net income
     (loss) to net cash used
     in operating activities:
     Depreciation                                      337               635
     Amortization of intangible assets                 152                --
     Gain on disposition of equipment                   --               (29)
     Stock compensation                                364               285
     Interest on notes receivable from
      stockholders                                      --                (3)
     Changes in operating assets and
     liabilities:
      Accounts receivable                              473             2,185
      Inventories                                      232                53
      Prepaid expenses and other current
       assets                                         (694)              143
      Other assets                                     (34)               13
      Deferred revenue                                 286               351
      Accounts payable                                 179               545
      Accrued liabilities                             (829)             (866)
    Net cash provided by operating
     activities                                      2,146             2,256

    Investing Activities
    Sales (purchases) of investment
     securities, net                                    (7)            8,009
    Proceeds from sales of equipment                    --                39
    Purchases of property and equipment               (564)             (224)
    Acquisition of Ositis, net of cash
     acquired                                         (448)               --
    Net cash provided by (used in)
     investing activities                           (1,019)            7,824

    Financing Activities
    Net proceeds from issuance of common
     stock                                             219                25
    Net cash provided by financing
     activities                                        219                25

    Net increase in cash and cash
     equivalents                                     1,346            10,105
    Cash and cash equivalents at
     beginning of period                            39,424            12,784

    Cash and cash equivalents at end of
     period                                        $40,770           $22,889


SOURCE  Blue Coat Systems, Inc.
    -0-                             08/19/2004
    /CONTACT: Tony Thompson of Blue Coat Systems, Inc., +1-408-220-2305, or tony.thompson@bluecoat.com; or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or maria@marketstreetpartners.com, for Blue Coat Systems/
    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR MLM STW
SU:  ERN CCA